Exhibit 99.1
F O R   I M M E D I A T E   R E L E A S E
May 7, 2008
For more information contact:
Scott Estes — (419) 247-2800
Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Reports First Quarter Results
Toledo, Ohio, May 7, 2008........Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s first quarter ended March 31, 2008.
“We are off to an excellent start in 2008 and expect even greater success on the investment front than was originally anticipated,” commented George L. Chapman, chief executive officer of Health Care REIT, Inc. “We also expect a higher amount of selective asset sales during 2008, which should allow us to recycle capital and leave us less reliant on the capital markets to fund our growth. We believe that this capital redeployment strategy will continue to enhance the quality of real estate in our portfolio and has enabled us to increase our projected FFO growth this year to a range of 6 to 8 percent per share.”
Recent Highlights.
•	Reported 1Q08 normalized FFO growth of 7% per share

•	Reported 1Q08 normalized FAD growth of 9% per share

•	Completed 1Q08 net new investments totaling $181.3 million

•	Increased 2008 common dividend 3% to $2.72 per share

•	Increasing 2008 gross investment guidance by $200 million to a range of $1.1 to $1.4 billion

•	Increasing 2008 normalized FFO guidance to a range of $3.30 to $3.38 from $3.27 to $3.37 per share

•	Increasing 2008 normalized FAD guidance to a range of $3.04 to $3.12 from $3.01 to $3.11 per share
Key Performance Indicators.

	1Q08	1Q07	Change
Net income available to common stockholders (NICS) per diluted share	$0.35	$0.32	9%
Normalized FFO per diluted share	$0.81	$0.76	7%
Normalized FAD per diluted share	$0.76	$0.70	9%
Dividends per common share (1)	$0.66	$0.64	3%
Normalized FFO Payout Ratio	81%	84%
Normalized FAD Payout Ratio	87%	91%

(1)	The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in 2007.
1Q08 Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	1Q08	1Q07	Change	1Q08	1Q07	Change	1Q08	1Q07	Change
Per diluted share	$0.35	$0.32	9%	$0.81	$0.76	7%	$0.79	$0.73	8%
Includes impact of:
Gain (loss) on sales of real property (1)	$0.00	$0.01
Non-recurring income tax expense (2)				$(0.02)			$(0.02)
Debt extinguishment gain (3)				$0.02			$0.02
Prepaid/straight-line rent cash receipts (4)							$0.03	$0.03
Per diluted share — normalized (a)				$0.81	$0.76	7%	$0.76	$0.70	9%

(a)	Amounts may not sum due to rounding

(1)	$26,000 and $977,000 of gains in 1Q08 and 1Q07, respectively.

(2)	$1,325,000 of non-recurring income tax expense in 1Q08.

(3)	$1,326,000 of debt extinguishment gains in 1Q08.

(4)	$2,975,000 and $2,078,000 of receipts in 1Q08 and 1Q07, respectively.

1Q08 Earnings Release	May 7, 2008

Dividends for First Quarter 2008. As previously announced, the Board of Directors declared a dividend for the quarter ended March 31, 2008 of $0.68 per share, as compared to $0.66 per share for the same period in 2007. The dividend will be paid on May 20, 2008 and will be the company’s 148th consecutive quarterly dividend payment.
Outlook for 2008. The company is increasing its investment guidance for 2008 to a range of $1.1 billion to $1.4 billion from $900 million to $1.2 billion. Acquisition guidance has been increased to a range of $700 to $900 million from $500 to $700 million of acquisitions, while development funding remains unchanged within a range of $400 to $500 million. Disposition guidance has also been increased to a range of $300 to $400 million from $100 to $200 million. Net investment guidance remains unchanged at a range of $700 million to $1.1 billion.
The company is revising its 2008 earnings guidance. Normalized FFO has been increased to a range of $3.30 to $3.38 per diluted share from $3.27 to $3.37 per diluted share. Normalized FAD has been increased to a range of $3.04 to $3.12 per diluted share from $3.01 to $3.11 per diluted share. Due to an increase in projected depreciation and amortization arising from the increased acquisition guidance, net income available to common stockholders has been revised to a range of $1.50 to $1.58 per diluted share from $1.55 to $1.65 per diluted share.
The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments. Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to FFO and FAD.
New Supplemental Information Report Available. The company’s quarterly supplemental information is now located in a separate report under the News & Events heading of the company’s website. The report can be accessed at www.hcreit.com/supplement.
Conference Call Information. The company has scheduled a conference call on Thursday, May 8, 2008 at 9:00 a.m. Eastern Time to discuss its first quarter 2008 results, industry trends, portfolio performance and outlook for 2008. Telephone access will be available by dialing 888-686-9703 or 913-312-0975 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through May 22, 2008. To access the rebroadcast, dial 888-203-1112 or 719-457-0820 (international). The conference ID number is 5309542. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites. This earnings release is posted on the company’s website under the heading News & Events.
Supplemental Reporting Measures. The company believes that net income available to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding net straight-line rental adjustments, rental income related to above/below market leases and amortization of deferred loan expenses and less cash used to fund capital

1Q08 Earnings Release	May 7, 2008

expenditures, tenant improvements and lease commissions. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items.
The company’s supplemental reporting measures are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see the exhibits for reconciliations of the supplemental reporting measures.
About Health Care REIT.
Health Care REIT, Inc., with headquarters in Toledo, Ohio, is an equity real estate investment trust that invests across the full spectrum of senior housing and health care real estate, including independent living/continuing care retirement communities, assisted living facilities, skilled nursing facilities, hospitals, long-term acute care hospitals and medical office buildings. Founded in 1970, the company was the first real estate investment trust to invest exclusively in health care facilities. The company also offers a full array of property management and development services. As of March 31, 2008, the company’s broadly diversified portfolio consisted of 646 properties in 38 states. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators and properties; its occupancy rates; its ability to acquire or develop properties; its ability to manage properties; its ability to enter into agreements with new viable tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; the failure of closings to occur as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

1Q08 Earnings Release	May 7, 2008

HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	March 31,
	2008	2007

Assets
Real estate investments:
Real property owned
Land and land improvements	$454,474	$394,002
Buildings and improvements	4,329,405	3,783,163
Acquired lease intangibles	134,388	85,110
Real property held for sale, net of accumulated depreciation	2,150	4,236
Construction in progress	369,582	169,782

	5,289,999	4,436,293
Less accumulated depreciation and intangible amortization	(517,487)	(381,448)

Total real property owned	4,772,512	4,054,845
Loans receivable	388,250	256,945
Less allowance for losses on loans receivable	(7,406)	(7,406)

	380,844	249,539

Net real estate investments	5,153,356	4,304,384

Other assets:
Equity investments	1,168	4,700
Deferred loan expenses	28,817	19,767
Cash and cash equivalents	32,282	31,293
Receivables and other assets	171,833	98,510

	234,100	154,270

Total assets	$5,387,456	$4,458,654

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$432,500	$381,000
Senior unsecured notes	1,847,709	1,542,103
Secured debt	478,228	377,013
Liability to subsidiary trust issuing preferred securities	0	52,205
Accrued expenses and other liabilities	110,715	95,595

Total liabilities	2,869,152	2,447,916
Minority interests	9,697	2,354
Stockholders’ equity:
Preferred stock	327,897	338,993
Common stock	88,992	73,931
Capital in excess of par value	2,510,260	1,902,186
Treasury stock	(3,986)	(3,941)
Cumulative net income	1,110,854	962,526
Cumulative dividends	(1,510,296)	(1,267,462)
Accumulated other comprehensive income	(18,474)	(135)
Other equity	3,360	2,286

Total stockholders’ equity	2,508,607	2,008,384

Total liabilities and stockholders’ equity	$5,387,456	$4,458,654

1Q08 Earnings Release	May 7, 2008
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Revenues:
Rental income	$125,044	$103,496
Interest income	9,092	5,149
Other income	1,716	1,592

Gross revenues	135,852	110,237

Expenses:
Interest expense	34,329	31,330
Property operating expenses	11,367	7,168
Depreciation and amortization	39,555	32,682
General and administrative expenses	12,328	9,782
Loan expense	1,772	1,267
Loss (gain) on extinguishment of debt	(1,326)	0

Total expenses	98,025	82,229

Income from continuing operations before income taxes and minority interests	37,827	28,008

Income tax (expense) benefit	(1,279)	(11)

Income from continuing operations before minority interests	36,548	27,997

Minority interests	(62)	(126)

Income from continuing operations	36,486	27,871

Discontinued operations:
Gain (loss) on sales of properties	26	977
Income (loss) from discontinued operations, net	87	825

	113	1,802

Net income	36,599	29,673
Preferred dividends	6,147	6,317

Net income available to common stockholders	$30,452	$23,356

Average number of common shares outstanding:
Basic	86,100	73,224
Diluted	86,610	73,791

Net income available to common stockholders per share:
Basic	$0.35	$0.32
Diluted	0.35	0.32

Common dividends per share	$0.66	$0.2991

1Q08 Earnings Release	May 7, 2008
Funds From Operations Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended
	March 31,
	2008	2007
Net income available to common stockholders	$30,452	$23,356
Depreciation and amortization (1)	39,574	33,860
Loss (gain) on sales of properties	(26)	(977)
Minority interests	(87)	(32)

Funds from operations	69,913	56,207
Loss (gain) on extinguishment of debt	(1,326)	0
Non-recurring income tax expense	1,325	0

Funds from operations — normalized	$69,912	$56,207

Average common shares outstanding:
Basic	86,100	73,224
Diluted	86,610	73,791

Per share data:
Net income available to common stockholders
Basic	$0.35	$0.32
Diluted	0.35	0.32

Funds from operations
Basic	$0.81	$0.77
Diluted	0.81	0.76

Funds from operations — normalized
Basic	$0.81	$0.77
Diluted	0.81	0.76

FFO Payout Ratio
Dividends per common share (2)	$0.66	$0.64
FFO per diluted share	$0.81	$0.76

FFO payout ratio	81%	84%

FFO Payout Ratio — Normalized
Dividends per share (2)	$0.66	$0.64
FFO per diluted share — normalized	$0.81	$0.76

FFO payout ratio — normalized	81%	84%

Notes:	(1)	Depreciation and amortization includes depreciation and amortization from discontinued operations.

	(2)	The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in 2007.

1Q08 Earnings Release	May 7, 2008
Funds Available For Distribution Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended
	March 31,
	2008	2007
Net income available to common stockholders	$30,452	$23,356
Depreciation and amortization (1)	39,574	33,860
Loss (gain) on sales of properties	(26)	(977)
Minority interests	(8)	(5)
Gross straight-line rental income	(5,336)	(4,231)
Prepaid/straight-line rent receipts	2,975	2,078
Amortization related to above (below) market leases, net	(263)	(460)
Amortization of deferred loan expenses	1,772	1,267
Cap Ex, tenant improvements, lease commissions	(765)	(1,063)

Funds available for distribution	68,375	53,825
Loss (gain) on extinguishment of debt	(1,326)	0
Non-recurring income tax expense	1,325	0
Prepaid/straight-line rent receipts	(2,975)	(2,078)

Funds available for distribution — normalized	$65,399	$51,747

Average common shares outstanding:
Basic	86,100	73,224
Diluted	86,610	73,791

Per share data:
Net income available to common stockholders
Basic	$0.35	$0.32
Diluted	0.35	0.32

Funds available for distribution
Basic	$0.79	$0.74
Diluted	0.79	0.73

Funds available for distribution — normalized
Basic	$0.76	$0.71
Diluted	0.76	0.70

FAD Payout Ratio
Dividends per common share (2)	$0.66	$0.64
FAD per diluted share	$0.79	$0.73

FAD payout ratio	84%	88%

FAD Payout Ratio — Normalized
Dividends per common share (2)	$0.66	$0.64
FAD per diluted share — normalized	$0.76	$0.70

FAD payout ratio — normalized	87%	91%

Notes:	(1)	Depreciation and amortization includes depreciation and amortization from discontinued operations.

	(2)	The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in 2007.

1Q08 Earnings Release	May 7, 2008
Outlook Reconciliations
(Amounts in 000’s except per share data)

	Previous Outlook		Current Outlook
	Year Ended		Year Ended
	December 31, 2008		December 31, 2008
	Low	High	Low	High
FFO Reconciliation:
Net income available to common stockholders	$143,000	$152,000	$135,677	$142,927
Loss (gain) on sales of properties		0	(26)	(26)
Depreciation and amortization (1)	158,000	158,000	163,000	163,000

Funds from operations	301,000	310,000	298,651	305,901
Loss (gain) on extinguishment of debt			(1,326)	(1,326)
Non-recurring income tax expense			1,325	1,325

Funds from operations — normalized	$301,000	$310,000	$298,650	$305,900

Average common shares outstanding (diluted)	92,000	92,000	90,500	90,500

Per share data (diluted):
Net income available to common stockholders	$1.55	$1.65	$1.50	$1.58
Funds from operations	3.27	3.37	3.30	3.38
Funds from operations — normalized	3.27	3.37	3.30	3.38

FAD Reconciliation:
Net income available to common stockholders	$143,000	$152,000	$135,677	$142,927
Loss (gain) on sales of properties			(26)	(26)
Depreciation and amortization (1)	158,000	158,000	163,000	163,000
Gross straight-line rental income	(22,500)	(22,500)	(22,500)	(22,500)
Prepaid/straight-line rent receipts			2,975	2,975
Amortization related to above/below market leases	(1,000)	(1,000)	(1,000)	(1,000)
Amortization of deferred loan expenses	7,250	7,250	7,250	7,250
Cap Ex, tenant improvements, lease commissions	(7,500)	(7,500)	(7,500)	(7,500)

Funds available for distribution	277,250	286,250	277,876	285,126
Loss (gain) on extinguishment of debt			(1,326)	(1,326)
Non-recurring income tax expense			1,325	1,325
Prepaid/straight-line rent receipts			(2,975)	(2,975)

Funds available for distribution — normalized	$277,250	$286,250	$274,900	$282,150

Average common shares outstanding (diluted)	92,000	92,000	90,500	90,500

Per share data (diluted):
Net income available to common stockholders	$1.55	$1.65	$1.50	$1.58
Funds available for distribution	3.01	3.11	3.07	3.15
Funds available for distribution — normalized	3.01	3.11	3.04	3.12

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.